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                                                                      EXHIBIT 99

(SUPERCONDUCTOR TECHNOLOGIES LOGO)



                        SUPERCONDUCTOR TECHNOLOGIES INC.
                ANNOUNCES $10.8 MILLION EQUITY PRIVATE PLACEMENT

SANTA BARBARA, CA - JUNE 24, 2003: Superconductor Technologies Inc. (Nasdaq:
SCON) ("STI"), the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, announced today it has received $10.8 million in commitments from institutional investors for an equity private placement. RBC Capital Markets acted as exclusive placement agent for this offering.

STI expects to close the financing on Wednesday, June 25, 2003. The financing is subject to customary closing conditions. STI plans to issue 5,032,989 shares of common stock to the investors, along with 5-year warrants for an additional 1,258,247 shares of common stock at an exercise price of $2.90 per share. STI plans to use the estimated $10.1 million in net proceeds to fund working capital and for general corporate purposes.

The securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. STI has agreed to file a registration statement covering public resales of the common stock issued at the closing and the common stock issuable in the future upon exercise of the warrants.

ABOUT SUPERCONDUCTOR TECHNOLOGIES INC.

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperFilter(R), the company's flagship product in the SuperLink Rx product line, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

More than 2,000 SuperFilter Systems have been deployed worldwide, logging in excess of 20 million hours of cumulative operation. In 2002, STI was named one of Deloitte & Touche's prestigious "Technology Fast 50" companies for the Los Angeles area, a ranking of the 50 fastest-growing technology companies in the area.

SuperFilter and SuperLink are trademarks or registered trademarks of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.
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SAFE HARBOR STATEMENT

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. Forward looking statements are generally identified by phrases such as thinks, anticipates, believes, estimates, expects, intends, plans and similar words. Forward-looking statements include, but are not limited to, the expected closing of the financing. STI refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update its forward-looking statements

CONTACT INFORMATION

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COMPANY CONTACT:                                              INVESTOR RELATIONS CONTACT:
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
Martin McDermut                                               Lippert / Heilshorn & Associates
Senior Vice President, Chief Financial Officer                Lillian Armstrong, Moriah Shilton
Email: mmcdermut@suptech.com                                  Email:   lillian@lhai-sf.com
(805) 690-4500                                                (415) 433-3777
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